Exhibit 99.1

WMIH Corp.

FOR IMMEDIATE RELEASE

WMIH CORP. AND NATIONSTAR STOCKHOLDERS APPROVE MERGER

SEATTLE and DALLAS (June 29, 2018) – WMIH Corp. (NASDAQ: WMIH) (“WMIH”) and Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”) today announced that the stockholders of both companies approved all proposals relating to the merger of WMIH and Nationstar. Under the Agreement and Plan of Merger, dated February 12, 2018, by and among Nationstar, WMIH and Wand Merger Corporation, Wand Merger Corporation will merge with and into Nationstar, resulting in Nationstar becoming a wholly-owned subsidiary of WMIH (the “Merger”).

At the annual meeting of WMIH’s stockholders held today in New York, WMIH stockholders approved the proposal to issue WMIH common stock to Nationstar stockholders in connection with the Merger. Approximately 80% of the shares of WMIH entitled to vote were voted in favor of the share issuance proposal.

At a special meeting of Nationstar’s stockholders held today in Dallas, Texas, Nationstar’s stockholders approved the Merger. Approximately 93% of outstanding shares of Nationstar common stock entitled to vote were voted in favor of the merger proposal.

In connection with the Merger, each share of Nationstar common stock issued and outstanding (other than shares owned by WMIH or Nationstar (as treasury stock or otherwise) and any dissenting shares) will be converted into the right to receive, at the election of the holder of such share, subject to proration and adjustment, either (i) $18.00 in cash or (ii) 12.7793 shares of WMIH common stock. The consummation of the Merger is subject to customary conditions, including the receipt of all required regulatory approvals.

“We thank WMIH stockholders for approving the proposal to facilitate the merger with Nationstar Mortgage Holdings,” said William Gallagher, CEO of WMIH. “We look forward to closing the transaction and expect it will be value enhancing for WMIH stockholders.”

“We are pleased with today’s vote and the support Nationstar’s stockholders have shown as we move toward completing our merger with WMIH,” said Jay Bray, Chairman and CEO of Nationstar. “We expect this merger to create value for Nationstar’s stockholders in both the near and long-term as we continue to seek to accelerate growth by leveraging our best-in-class integrated servicing and originations platform and further enhancing the customer experience through innovation and service.”

About WMIH Corp.

WMIH Corp.’s (NASDAQ: WMIH), formerly known as Washington Mutual, Inc., operations consist primarily of WM Mortgage Reinsurance Company, Inc. (“WMMRC”), a wholly owned subsidiary of the Company that is domiciled in Hawaii. The Company’s primary business is a legacy reinsurance business that is currently operated in runoff mode by WMMRC. Additional information regarding WMIH may be found at www.wmih-corp.com.

About Nationstar Mortgage Holdings Inc.

Based in Dallas, TX, Nationstar provides quality servicing, origination and transaction based services related principally to single-family residences throughout the United States. With experience spanning more than 20 years, Nationstar is one of the largest servicers in the country. Additional corporate information is available in the Investor Information section of www.nationstarholdings.com.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving WMIH Corp. (“WMIH”) and Nationstar Mortgage Holdings Inc. (“Nationstar”). WMIH has filed a registration statement on Form S-4, and WMIH and Nationstar each filed the definitive joint proxy statement/prospectus with the SEC on May 31, 2018. The definitive joint proxy statement/prospectus was sent to the stockholders of WMIH and Nationstar on or about June 1, 2018, after the registration statement on Form S-4 was declared effective by the SEC on May 31, 2018. WMIH and Nationstar may also file other documents with the SEC regarding the proposed merger transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any investment decision, investors and security holders of WMIH and Nationstar are urged to carefully read the entire registration statement and definitive joint proxy statement/prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by WMIH and Nationstar with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by WMIH may be obtained free of charge from WMIH at www.wmih-corp.com, and the documents filed by Nationstar may be obtained free of charge from Nationstar at www.nationstarholdings.com. Alternatively, these documents, when available, can be obtained free of charge from WMIH upon written request to WMIH Corp., 800 Fifth Avenue, Suite 4100, Seattle, Washington 98104, Attn: Secretary, or by calling (206) 922-2957, or from Nationstar upon written request to Nationstar Mortgage Holdings Inc., 8950 Cypress Waters Blvd, Dallas, TX 75019, Attention: Corporate Secretary, or by calling (469) 549-2000.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, WMIH’s and Nationstar’s expectations or predictions of future financial or business performance or conditions. All statements other than statements of historical or current fact included in this press release that address activities, events, conditions or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business and these statements are not guarantees of future performance. Forward-looking statements may include the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “strategy,” “future,” “opportunity,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in WMIH’s Form 10-K for the year ended December 31, 2017 under Risk Factors in Part I, Item 1A and Nationstar’s Form 10-K for the year ended December 31, 2017 under Risk Factors in Part I, Item 1A and any subsequently filed Quarterly Reports on Form 10-Q. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and WMIH and Nationstar believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither WMIH nor Nationstar is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, except as required by law. Readers should carefully review the statements set forth in the reports, which WMIH and Nationstar have filed or will file from time to time with the SEC.

In addition to factors previously disclosed in WMIH’s and Nationstar’s reports filed with the SEC and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to the Merger, the risk that regulatory approvals required for the Merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the Merger; failure to realize the benefits expected from the proposed Merger; the effects of pending and future legislation; risks associated with investing in mortgage loans and mortgage servicing rights and changes in interest rates; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the transaction; macroeconomic factors beyond WMIH’s or Nationstar’s control; risks related to WMIH’s or Nationstar’s indebtedness and other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms.

Company Contact for WMIH Corp.:

Helen Grayson

206-922-2957

Investor Inquiries Contact for Nationstar:

Richard Delgado

(214) 687-4844

richard.delgado@mrcooper.com

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